UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/09/2008

LookSmart, Ltd.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-26357

Delaware	13-3904355
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

625 Second Street
San Francisco, CA 94107
(Address of principal executive offices, including zip code)

415-348-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On April 9, 2008, LookSmart announced preliminary revenue results for the fiscal quarter ending March 31, 2008. A copy of LookSmart's press release announcing the preliminary results is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The press release attached as an exhibit to this report includes "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company's business and other matters contained in the press release are "forward-looking" rather than "historic." The press release also states that a more thorough discussion of certain factors which may affect the Company's operating results is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its other public filings, which are on file with the SEC and available at the SEC's website (http://www.sec.gov).

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LookSmart, Ltd.

Date: April 15, 2008	By:	/s/ Edward F. West
Edward F. West
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
EX-99.1	Text of press release, dated April 9, 2008, entitled "LookSmart Announces Preliminary First Quarter 2008 Revenue Results"